Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
81663n206
00756m404
874039100
Issuer
SEMICONDUCTOR MANUFACT	URING-ADR
ADVANCED SEMICONDUCTOR	E-ADR
TAIWAN SEMICONDUCTOR-S	P ADR
Underwriters
"CSFB, DBSI"
Goldman Sach Intl
"Goldman Sachs, Merrill"	"Lynch, BAN, BofA,"
"CSFB, JP Morgan"
Years of continuous op	"eration, including predecessors"
> 3 years
> 3 years
> 3 years
Ticker
SMI
ASX
TSM
Is the affiliate a man	ager or co-manager of offering?
Joint Lead
N/A
N/A
Name of underwriter or	dealer from which purchased
CSFB
N/A
N/A
Firm commitment underw	riting?
Yes
Yes
Yes
Trade date/Date of Off	ering
3/11/2004
6/2/2003
11/10/2003
Total dollar amount of	offering sold to QIBs
$	"1,700,000,000"
$	-
$	-
Total dollar amount of	any concurrent public offering
$	-
$	"76,210,000"
$	"1,077,000,000"
Total
$	"1,700,000,000"
$	"76,210,000"
$	"1,077,000,000"
Public offering price
$	17.5
$	2.65
$	10.77
Price paid if other th	an public offering price
N/A
N/A
N/A
Underwriting spread or	commission
0.60%
0.09%
0.19%
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A








Fund Specific Informat	ion








Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance
Fund Performance
Measurement Date*
Boston Funds







Scudder Global Fund
Boston
"26,900"
$                   4	"70,750"
0.0016%
-13.71%
3.94%
3/31/2004
Total

"26,900"
$                   4	"70,750"
0.0016%